As filed with the Securities and Exchange Commission on August 8, 2022

Registration No. 333-266096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WAVEDANCER, INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	54-1167364
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

12015 Lee Jackson Memorial Highway Ste 210
Fairfax, Virginia 22033
(703) 383-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. James Benoit, Jr.
Chief Executive Officer
12015 Lee Jackson Memorial Highway Ste 210
Fairfax, Virginia 22033
(703) 383-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mark J. Wishner

Kyle R. Jaep

Greenberg Traurig, LLP
1750 Tysons Boulevard
McLean, VA 22102
Tel: (703) 749-1352

Approximate date of commencement of proposed offer to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2022

WAVEDANCER, INC.
4,500,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to 4,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of WaveDancer, Inc. by B. Riley Principal Capital II, LLC (the “Selling Stockholder”). The shares included in this prospectus consist of shares of Common Stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder pursuant to a common stock purchase agreement we entered into with the Selling Stockholder on July 8, 2022 (the “Purchase Agreement”). Such shares of Common Stock include (i) up to 4,320,330 shares of our Common Stock that we may, in our sole discretion, elect to sell to the Selling Stockholder from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 179,670 shares of our Common Stock we issued, or may issue if certain conditions are met, in each case, to the Selling Stockholder as consideration for its commitment to purchase shares of our Common Stock in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement. See “The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. However, we may receive up to $15,000,000 in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

The Selling Stockholder may sell or otherwise dispose of all or a portion of the Common Stock being offered in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock being offered in this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of its shares of Common Stock. We will also engage Northland Securities, Inc. to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Selling Stockholder. See “Plan of Distribution (Conflict of Interest)” beginning on page 29.

Our shares of Common Stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “WAVD.” On July 7, 2022, the closing sale price per share of our Common Stock was $1.20.

Investing in shares of our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
SUMMARY OF THE PROSPECTUS	3
RISK FACTORS	10
USE OF PROCEEDS	16
THE COMMITTED EQUITY FINANCING	17
DILUTION	25
MARKET PRICE OF OUR COMMON STOCK AND DIVIDENDS	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
BUSINESS	26
SELLING STOCKHOLDER	26
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	31

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder may use this prospectus to sell securities from time to time through any means described in the section titled “Plan of Distribution (Conflict of Interest).” More specific terms of any securities that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement.

-i-

For further information about our business and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

-ii-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	Our business is subject to risks related to our acquisition of Gray Matters, Inc.
●	Recent, past and future acquisitions and investments could disrupt our business and harm our financial condition and operating results.
●	Our business is subject to risks related to the COVID-19 pandemic and the conflict in Ukraine.
●	Our operating history and recent and planned changes to our business model make it difficult to evaluate our current business and prospects and may increase the risk that we will not be successful.
●	We have had operating losses in three of each of the last four years, and may not achieve or maintain profitability in the future.
●

If the cybersecurity, Internet of Things (“IoT”), enterprise resource planning (“ERP”), command and control (“C2”), or supply chain management (“SCM”) markets are not receptive to our solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

●	A portion of our revenue is expected to be generated by sales to government entities, which are subject to a number of challenges and risks.
●	We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.
●

We rely on our management team and other key employees and will need additional personnel to grow our business, and the loss of one or more key employees or our inability to hire, integrate, train and retain qualified personnel, including members for our board of directors, could harm our business.

●	Our business is subject to risks related to the use of blockchain and distributed ledger technology.
●

We are dependent on a few key customer contracts for a significant portion of our future revenue, and a significant reduction in services to one or more of these contracts would reduce our future revenue and harm our anticipated operating results.

●	Our proprietary rights may be difficult to enforce or protect, which could enable others to copy or use aspects of our products or subscriptions without compensating us.
●	Our use of open-source software in our products and subscriptions could negatively affect our ability to sell our products and subscriptions and subject us to possible litigation.
●	We are dependent on information technology, and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations.
●

We depend on computing infrastructure operated by Amazon Web Services (“AWS”), Microsoft, and other third parties to support some of our solutions and customers, and any errors, disruption, performance problems, or failure in their or our operational infrastructure could adversely affect our business, financial condition, and results of operations.

●	Failure to comply with governmental laws and regulations could harm our business.
●	We are subject to risks associated with our strategic investments, and impairments in the value of our investments could negatively impact our financial results.
●

Our failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products and subscriptions could reduce our ability to compete and could harm our business.

●	The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain qualified board members.

●	If we are not able to maintain and enhance our brand and our reputation as a provider of high-quality security solutions and services, our business and results of operations may be adversely affected.
●	Our business is subject to risks inherent in and unique to government contracting.
●	Failure to comply with domestic and foreign privacy laws and regulations could harm our business.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus, the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the information incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references in this prospectus to “WaveDancer,” the “Company,” the “registrant,” “we,” “us” and “our” in this prospectus refer to WaveDancer, Inc. (formerly known as Information Analysis Incorporated).

Our Company

Founded in 1979 as Information Analysis Incorporated, the Company changed its name to WaveDancer, Inc. and converted from a Virginia corporation to a Delaware corporation in December 2021. The Company is in the business of developing and maintaining information technology (“IT”) systems, modernizing client information systems, and performing other IT-related professional services to government and commercial organizations.

The Company is an IT provider primarily for the benefit of federal government agencies. At present, we primarily apply our technology, services and experience to legacy software migration and modernization, developing web-based and mobile device solutions, including dynamic electronic forms development and conversion, data analytics, and we are in the process of acquiring talent and expertise in developing cybersecurity and cloud services practices. Our focus is on enterprise IT solutions primarily relating to system modernization, cloud-based solutions and cybersecurity protection.

Since the Company’s inception, we have performed software development and conversion projects for over 100 commercial and government customers including, but not limited to, the Department of Agriculture, Department of Defense, Department of Education, Department of Homeland Security, Department of the Treasury, U.S. Small Business Administration, U.S. Army, U.S. Air Force, Department of Veterans Affairs, and General Dynamics Information Technology (formerly Computer Sciences Corporation, CSRA).

Modernization has been a core competency of the Company for over 20 years. We have modernized over 100 million lines of COBOL code for over 35 governmental and commercial customers. We maintain a pool of skilled COBOL programmers. This provides us with competitive advantage as the labor pool of such programmers is shrinking as aging software professionals retire. Our business has also historically relied upon the reselling of applications, primarily for forms development.

Through our acquisition in April 2021 of Tellenger, Inc. (“Tellenger”), which is now a wholly-owned subsidiary of the Company, we acquired competencies in web-based solutions and cybersecurity. Tellenger is a boutique IT consulting and software development firm specializing in modernization, software development, cybersecurity, cloud solutions, and data analytics. We believe combining web-based solutions with system modernization will provide us with the skill sets that are needed to migrate legacy systems to the cloud. We foresee this as a key component of our modernization growth since there are billions of lines of code, in both the governmental and commercial sectors, that eventually must be modernized. It is also our intention to better leverage our resources, largely gained through the acquisition of Tellenger, to take advantage of the growth in the cybersecurity market.

In December 2021, we announced the reorganization of our entire professional services practice into Tellenger, and as a result, our professional services are contained in a single entity. Through Tellenger, we perform services such as business process re-engineering, cloud migrations, and Software-as-a-Service (“SaaS”) implementations on behalf of clients in the private and public sector with an aim to increase productivity, gain efficiencies, and achieve key performance indicators. Tellenger is appraised at Capability Maturity Model Integration (CMMI) Level 3.

Through our acquisition of Gray Matters, Inc. and in connection with our business transformation strategy which we discuss below, in December 2021 we gained access to blockchain and encryption algorithm technology. Gray Matters specializes in the supply chain management (“SCM”) industry and in United States intelligence, national security and diplomatic organizations. Gray Matters uses a “Zero Trust” product and is designed to secure and monitor the lifecycle of manufacturing through destruction and recycling.

The Committed Equity Financing

We entered into a registration rights agreement, dated as of July 8, 2022 (the “Registration Rights Agreement”) and the Purchase Agreement, dated as of July 8, 2022, with the Selling Stockholder. Pursuant to the Purchase Agreement, subject to certain limitations and conditions, we have the right, but not the obligation, to sell to the Selling Stockholder up to $15,000,000 of shares of our Common Stock, from time to time. Sales of Common Stock to the Selling Stockholder under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. Pursuant to the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 4,500,000 shares of Common Stock that we may issue or elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date (as defined below) under the Purchase Agreement.

Upon the initial satisfaction of the conditions to the Selling Stockholder’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the registration statement that includes this prospectus is declared effective by the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period after the date on which the Commencement occurs (the “Commencement Date”), to direct the Selling Stockholder, by timely delivering written notice to the Selling Stockholder (each, a “VWAP Purchase Notice”) after 6:00 a.m. prior to 9:00 a.m., Eastern time, on any trading day (each, a “Purchase Date”), so long as the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than $0.50 (subject to adjustment as set forth in the Purchase Agreement) (the “Threshold Price”), to purchase a specified amount of shares of Common Stock up to a certain maximum amount per VWAP Purchase calculated in accordance with the Purchase Agreement (each, a “VWAP Purchase”).

The per share purchase price for the shares that the Selling Stockholder is required to purchase in any single VWAP Purchase will be determined by reference to the volume weighted average price of our Common Stock (the “VWAP”) for the period on the applicable Purchase Date, beginning at the official open (or “commencement”) of the regular trading session and ending at the earliest to occur of (x) 3:59:00 p.m., Eastern Time or such earlier time publicly announced as the official close of the regular trading session on Nasdaq on such Purchase Date, (y) such time that the total aggregate volume of shares of Common Stock traded on Nasdaq reaches a certain maximum volume threshold amount calculated in accordance with the Purchase Agreement, and (z) such time that the trading price of a share of our Common Stock falls below a minimum price threshold specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, or if no such minimum price threshold is specified by the Company in the VWAP Purchase Notice, a price calculated in accordance with the Purchase Agreement (such period, the “VWAP Purchase Period”), less a fixed 5% discount to the VWAP of the Common Stock for such VWAP Purchase Period.

In addition to the VWAP Purchases described above, if either (i) we do not timely effect a VWAP Purchase at the commencement of trading on Nasdaq on a trading day that otherwise would qualify as a Purchase Date for a VWAP Purchase or (ii) we timely effect a VWAP Purchase on a Purchase Date, and the VWAP Purchase Period for such VWAP Purchase has ended prior to 3:00 p.m., Eastern time, on such Purchase Date, then, in either case, we will also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct the Selling Stockholder to purchase, on any trading day, including the same Purchase Date on which a VWAP Purchase is effected, a specified amount of Common Stock (each, an “Intraday VWAP Purchase”), up to a certain maximum amount per VWAP Purchase calculated in accordance with the Purchase Agreement, by the delivery to the Selling Stockholder of an irrevocable written purchase notice (each, an “Intraday VWAP Purchase Notice”), after 10:00 a.m., Eastern time (and after the VWAP Purchase Period(s) for any prior VWAP Purchase and/or prior Intraday VWAP Purchase have ended), and prior to 3:00 p.m., Eastern time, on such Purchase Date, so long as the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price.

The per share purchase price for the shares of our Common Stock that we elect to sell to the Selling Stockholder in an Intraday VWAP Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a VWAP Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a VWAP Purchase, as described above), provided that the VWAP for each Intraday VWAP Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

In addition to the VWAP Purchases and Intraday VWAP Purchases described above, we may direct the Selling Stockholder to purchase no more than 1,500,000 shares or $2,000,000 of our Common Stock outside of the volume limitations described above (the “Additional VWAP Purchase”) provided that such $2,000,000 limit may be exceeded during any Additional VWAP Purchase Period based on multiplying 0.95 by the simple average of the daily VWAP over the 20 trading days following such direction by the Company (the “Additional VWAP Purchase Period”). Such Additional VWAP Purchases may occur in three separate increments of no more than 500,000 shares of Common Stock each, with at least five trading days separating each Additional VWAP Purchase Period.

There is no upper limit on the price per share that the Selling Stockholder could be obligated to pay for the Common Stock we may elect to sell to it in any VWAP Purchase, any Intraday VWAP Purchase, or any Additional VWAP Purchase under the Purchase Agreement. The purchase price per share of Common Stock that we may elect to sell to the Selling Stockholder in a VWAP Purchase, an Intraday VWAP Purchase, or an Additional VWAP Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Period for such VWAP Purchase or such Intraday VWAP Purchase or during the Additional VWAP Purchase Period for such Additional VWAP Purchase. See “The Committed Equity Financing—Purchases of Common Stock under the Purchase Agreement.”

In consideration of the Company’s execution and delivery of the Purchase Agreement, and upon the fulfillment of certain conditions or the occurrence of certain periods of time set forth in the Purchase Agreement, the Company will issue to the Selling Stockholder 179,670 shares of Common Stock (the “Commitment Shares”). The Commitment Shares will be fully earned as of the date they are issuable pursuant to the Purchase Agreement and are included on this registration statement.

Under the applicable Nasdaq rules, we cannot issue more than 3,477,599 shares of Common Stock to the Selling Stockholder under the Purchase Agreement, which is equal to 19.99% of the total number of shares of our Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, which number of shares will be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of Nasdaq (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.2175 per share. Moreover, we cannot sell any shares of Common Stock to the Selling Stockholder under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning more than 4.99% of the outstanding shares of our Common Stock (the “Beneficial Ownership Cap”).

We will control the timing and amount of any sales of Common Stock to the Selling Stockholder. Actual sales of shares of our Common Stock to the Selling Stockholder will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our business and operations. See “Risk Factors—Risks Related to the Offering—It is not possible to predict the actual number of shares of Common Stock we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.”

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except that we are prohibited (with certain limited exceptions) from effecting or entering into an agreement to effect certain “Variable Rate Transactions” (as defined in the Purchase Agreement).

As of July 7, 2022, there were 17,396,697 shares of Common Stock outstanding, of which 15,518,592 shares of Common Stock were held by non-affiliates of the Company. Although the Purchase Agreement provides that we may sell up to an aggregate of $15,000,000 of shares of our Common Stock to the Selling Stockholder, only 4,500,000 shares of our Common Stock are being registered for resale under the registration statement that includes this prospectus. If all of the 4,500,000 shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of July 7, 2022, such shares would represent approximately 20.6% of the total number of outstanding shares of our Common Stock, and approximately 22.5% of the total number of outstanding shares of Common Stock held by non-affiliates, in each case as of July 7, 2022.

If it becomes necessary for us to issue and sell to the Selling Stockholder more than the 4,500,000 shares of Common Stock that are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $15,000,000, we must first file with the SEC one or more additional registration statements, which the SEC must declare effective. See “Risk Factors—Risks Related to the Offering—We may not have access to the full amount available under the Purchase Agreement.”

Recent Developments

Termination of Knowmadics Agreement

On June 6, 2022, the Company terminated the Stock and Warrant Purchase Agreement (the “Knowmadics Agreement”) by and among, in addition to the Company and others, Knowmadics, Inc. (“Knowmadics”), and the holders of Knowmadics outstanding shares of common stock and warrants exercisable for shares of Knowmadics common stock (“Knowmadics Sellers”). The Company, Knowmadics and Knowmadics Sellers originally entered into the Knowmadics Agreement on March 18, 2022, as reported on the Company’s Current Report on Form 8-K filed March 24, 2022.

The Company terminated the Knowmadics Agreement under the financing contingency set forth in the Agreement as opposed to relying upon other termination rights available to the Company. Under the Knowmadics Agreement, closing was contingent upon the Company undertaking a financing to raise the funds required to complete the acquisition. After using its commercially reasonable efforts to take all actions or to do all things reasonably necessary to arrange such financing, the Company determined that the financing could not be completed and exercised its right to terminate the Knowmadics Agreement in accordance with its terms.

Terms of the Offering

Common Stock offered by the Selling Stockholder:	This prospectus relates to the offer and sale of up to 4,500,000 shares of Common Stock by the Selling Stockholder, consisting of:

●

Up to 4,320,330 shares of Common Stock we may, at our election, issue and sell to the Selling Stockholder pursuant to the Purchase Agreement from time to time after the Commencement Date, subject to satisfaction of specified conditions set forth in the Purchase Agreement, and

●	179,670 shares of our Common Stock we issued, or we may issue as Commitment Shares.

Selling Stockholder:	B. Riley Principal Capital II, LLC

Shares of Common Stock outstanding:	17,396,697 shares of Common Stock.

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder:	21,896,697 shares of Common Stock.

Use of proceeds:

We will not receive any proceeds from the sales of Common Stock by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $15,000,000 in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder after the date of this prospectus. To the extent we sell Common Stock to the Selling Stockholder, we intend to use any proceeds therefrom for general corporate purposes. See “Use of Proceeds” on page 17 of this prospectus.

Conflict of Interest:

The Selling Stockholder is an affiliate of B. Riley Securities, Inc. (“BRS”) a FINRA member. BRS is expected to act as an executing broker for the sale of the shares of our common stock sold by the Selling Stockholder pursuant to the Committed Equity Financing. See “Plan of Distribution (Conflict of Interest).”

The receipt by the Selling Stockholder of all the proceeds from sales of shares of our common stock to the public made through BRS results in a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, such sales will be conducted in compliance with FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by FINRA participate in the preparation of the registration statement and exercise the usual standard of “due diligence” with respect to such document. We have engaged Northland Securities, Inc. to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. The Selling Stockholder has agreed to pay a fee of $50,000 upon the effectiveness of this registration statement of which this prospectus forms a part in consideration for its services and expenses as the qualified independent underwriter. Northland Securities, Inc. will receive no other compensation. See “Plan of Distribution (Conflict of Interest).”

Risk factors:

Investing in our securities involves a high degree of risk. See “Risk Factors” below and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

Listing:	Our Common Stock is listed on Nasdaq under the symbol “WAVD.”

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Common Stock and result in a loss of all or a portion of your investment:

●	Our business is subject to risks related to our acquisition of Gray Matters, Inc.

●	Recent, past and future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

●	Our business is subject to risks related to the COVID-19 pandemic and the conflict in Ukraine.

●	Our operating history and recent and planned changes to our business model make it difficult to evaluate our current business and prospects and may increase the risk that we will not be successful.

●	We have had operating losses in three of each of the last four years and may not achieve or maintain profitability in the future.

●

If the cybersecurity, Internet of Things (“IoT”), enterprise resource planning (“ERP”), command and control (“C2”), or supply chain management (“SCM”) markets are not receptive to our solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

●	A portion of our revenue is expected to be generated by sales to government entities, which are subject to a number of challenges and risks.

●	We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition, and results of operations.

●

We rely on our management team and other key employees and will need additional personnel to grow our business, and the loss of one or more key employees or our inability to hire, integrate, train and retain qualified personnel, including members for our board of directors, could harm our business.

●	Our business is subject to risks related to the use of blockchain and distributed ledger technology.

●

We are dependent on a few key customer contracts for a significant portion of our future revenue, and a significant reduction in services to one or more of these contracts would reduce our future revenue and harm our anticipated operating results.

●	Our proprietary rights may be difficult to enforce or protect, which could enable others to copy or use aspects of our products or subscriptions without compensating us.

●	Our use of open-source software in our products and subscriptions could negatively affect our ability to sell our products and subscriptions and subject us to possible litigation.

●	We are dependent on information technology, and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations.

●

We depend on computing infrastructure operated by Amazon Web Services (“AWS”), Microsoft, and other third parties to support some of our solutions and customers, and any errors, disruption, performance problems, or failure in their or our operational infrastructure could adversely affect our business, financial condition, and results of operations.

●	Failure to comply with governmental laws and regulations could harm our business.

●	We are subject to risks associated with our strategic investments, and impairments in the value of our investments could negatively impact our financial results.

●

Our failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products and subscriptions could reduce our ability to compete and could harm our business.

●	The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain qualified board members.

●	If we are not able to maintain and enhance our brand and our reputation as a provider of high-quality security solutions and services, our business and results of operations may be adversely affected.

Corporate Information

Our principal executive offices are located at 12015 Lee Jackson Memorial Highway Ste 210, Fairfax, Virginia 22033, and our telephone number is (703) 383-3000. Our website address is www.wavedancer.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250.0 million as of the end of that fiscal year’s second fiscal quarter, or (ii) our annual revenues exceed $100.0 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 and other subsequent filings made with the SEC, which are incorporated by reference into this prospectus, to the extent not otherwise updated by the risk factors below.

The risks and uncertainties set forth below and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors, or those incorporated by reference, were to occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our Common Stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell to the Selling Stockholder under the Purchase Agreement, or the actual gross proceeds that will result from those sales.

Pursuant to the Purchase Agreement, the Selling Stockholder has committed to purchase up to $15,000,000 of shares of our Common Stock, subject to certain limitations and the satisfaction of the conditions set forth in the Purchase Agreement. From and after the Commencement Date, we will have the right, but not the obligation, to sell shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement from time to time over a period of up to 24 months beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by the Selling Stockholder may cause the public trading price of our Common Stock to decrease.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

Pursuant to the Purchase Agreement, we have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid to the Selling Stockholder for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may not have access to the full amount available under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $15,000,000 of our Common Stock to the Selling Stockholder, only 4,500,000 shares of our Common Stock are being registered for resale under this prospectus. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 4,500,000 shares of Common Stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $15,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. Additionally, under the applicable rules of Nasdaq, in no event may we issue to the Selling Stockholder under the Purchase Agreement more than the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.2175 per share. In addition, the Selling Stockholder will not be required to purchase any shares of Common Stock if such sale would result in the Selling Stockholder’s beneficial ownership exceeding 4.99% of the then-outstanding shares of Common Stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our Common Stock in addition to the 4,500,000 shares of Common Stock being registered for resale by the Selling Stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately elect to sell to the Selling Stockholder under the Purchase Agreement.

We may use these proceeds from sales under the Purchase Agreement in ways with which you may not agree.

We will not receive any proceeds from the sale of the Common Stock being offered by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $15,000,000 in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement that we may, in our discretion, elect to make, from and after the Commencement Date from time to time over a period of up to 24 months beginning on the Commencement Date. The net proceeds we receive from sales of shares of our Common Stock, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder after the date of this prospectus. To the extent we sell Common Stock to the Selling Stockholder, we currently intend to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments, however, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds we may receive from sales of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement are being used by us in a manner agreeable to you. You must rely on management’s judgment regarding the application of these proceeds. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our Common Stock.

Risks Related to Potential, Pending, and Abandoned Acquisitions, including of Knowmadics, Inc.

We have decided not to consummate the acquisition of Knowmadics, Inc., and have terminated the definitive agreement to acquire Knowmadics, Inc.

On June 6, 2022, the Company terminated the Stock and Warrant Purchase Agreement (the “Knowmadics Agreement”) by and among, in addition to the Company and others, Knowmadics, Inc. (“Knowmadics”), and the holders of Knowmadics outstanding shares of common stock and warrants exercisable for shares of Knowmadics common stock (“Knowmadics Sellers”). The Company, Knowmadics and Knowmadics Sellers originally entered into the Knowmadics Agreement on March 18, 2022.

The Company terminated the Knowmadics Agreement under the financing contingency set forth in the Agreement as opposed to relying upon other termination rights available to the Company. Under the Knowmadics Agreement, closing was contingent upon the Company undertaking a financing to raise the funds required to complete the acquisition. After using its commercially reasonable efforts to take all actions or to do all things reasonably necessary to arrange such financing, the Company determined that the financing could not be completed and exercised its right to terminate the Knowmadics Agreement in accordance with its terms.

As a result of the proposed acquisition not being completed, the share price of our Common Stock may decrease to the extent that the current market price of our Common Stock reflects an assumption that a transaction will be completed. Further, the termination of the Knowmadics Agreement may result in negative publicity and a negative impression of us in the investment community. Any disruption to our business resulting from the announcement and pendency of the transaction and from intensifying competition from our competitors, including any adverse changes in our relationships with our customers, employees, partners and other parties, might accelerate. There can be no assurance that our business, relationships with other parties, liquidity or financial condition will not be adversely affected, as compared to the condition prior to the announcement of the acquisition now that the acquisition will not be consummated.

Recent, past and future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand our platform and grow our business in response to changing technologies, customer demands and competitive pressures. In some circumstances, we may decide to do so through the acquisition of complementary businesses and technologies rather than through internal development, including, for example, our acquisitions of Tellenger and Gray Matters.

The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete acquisitions that we target in the future. The risks we face in connection with acquisitions, including the above-mentioned acquisitions, include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

●	our ability to successfully achieve billings and revenue targets of acquired businesses;

●	coordination of research and development and sales and marketing functions;

●	integration of solution and service offerings;

●	retention of key employees from the acquired company;

●	changes in relationships with strategic partners as a result of product acquisitions or strategic positioning resulting from the acquisition;

●	cultural challenges associated with integrating employees from the acquired company into our organization;

●

integration of the acquired company’s accounting, management information, human resources and other administrative systems, as well as the acquired operations, technology and rights to our offerings, and any unanticipated expenses related to such integration;

●	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked sufficiently effective controls, procedures and policies;

●	financial reporting, revenue recognition or other financial or control deficiencies of the acquired company that we do not adequately address and that cause our reported results to be incorrect;

●

liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	completing the transaction and achieving or utilizing the anticipated benefits of the acquisition within the expected timeframe, or at all;

●	unanticipated write-offs or charges; and

●

litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties which may differ from or be more significant than the risks our business faces.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of equity securities, as happened with our Gray Matters acquisition. There is also a risk that future acquisitions will result in the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the write-off of goodwill, any of which could harm our financial condition or operating results.

Risks Related to Our Current and Planned Cybersecurity, IoT, ERP, C2, and SCM Business

The following risk factors relate to our current and planned Software-as-a-Service (“SaaS”), cybersecurity, internet of things (“IoT”) device management, enterprise resource planning (“ERP”), command and control (“C2”), and digital logistics and supply chain management (“SCM”) businesses, into which the Company is transitioning in light of its acquisition of Gray Matters.

Our operating history and changes to our business model makes it difficult to evaluate our current business and prospects and may increase the risk that we will not be successful.

Founded in 1979, we are a business amidst a transformation from a provider of services to a provider of blockchain and IoT technologies. Historically, our business provided systems and software modernization services to government customers and has recently evolved to provide more logistics and cybersecurity services to government customers.

In December 2021, we announced the reorganization of our professional services practice into our wholly-owned subsidiary Tellenger, Inc. (“Tellenger”), which we acquired in April 2021. This reorganization put our professional services into a single entity. Tellenger is a boutique IT consulting and software development firm specializing in modernization, software development, cybersecurity, cloud solutions, and data analytics. With the acquisition of Gray Matters, Inc. in December 2021, we intend to reenter the market as a dual-use government and commercial SaaS technology provider providing blockchain-enabled supply chain security and IoT device management, security and C2 solutions.

The markets for many of our acquired solutions are in the early stages of development and customer adoption remains limited. Additionally, most of our acquired solutions are sold as subscriptions, often to large enterprises or governments, and contract terms may vary significantly. We have encountered and will continue to encounter risks and uncertainties frequently encountered by emerging technology-based companies in developing markets.

If our assumptions regarding these risks and uncertainties are incorrect or change in response to changes in the digital logistics/SCM, IT security, enterprise resource planning (“ERP”), C2 or IoT market, our results of operations and financial results could differ materially from our plans and forecasts. Any success we may experience in the future will depend in large part on our ability to, among other things:

●	successfully execute our business plan and necessary transition activities;

●	maintain and expand our customer base and the ways in which customers use our solutions and services;

●	expand revenue from existing customers through increased or broader use of our solutions, subscriptions and services within their organizations;

●	grow our revenues from software, subscriptions and recent offerings from our recent and potential acquisitions;

●	convince customers to allocate a fixed portion of their annual IT budgets to our solutions and services;

●	improve the performance and capabilities of our platform through research and development;

●	effectively expand our business domestically and internationally; and

●

successfully compete with other companies that currently provide, or may in the future provide, solutions like ours that protect against advanced cyberattacks, measure security effectiveness, or investigate and respond to attacks.

If we are unable to achieve our key objectives, including the objectives listed above, our business and results of operations will be adversely affected, and the fair market value of our Common Stock could decline.

Risks Related to Cybersecurity Incidents, Privacy and Data Protection

We are dependent on information technology, and disruptions, failures or security breaches of our information technology infrastructure could have a material adverse effect on our operations. In addition, increased information technology security threats and more sophisticated computer crime pose a risk to our systems, networks, products, and services.

We rely on information technology networks and systems, including the Internet, blockchain and cloud services, many of which are managed by third parties, to securely process, transmit and store electronic information of financial, marketing, legal and regulatory nature to manage our business processes and activities. Although we have implemented enhanced controls around our information technology systems, these systems may be susceptible to damage, disruptions, or shutdowns due to failures during the process of upgrading or replacing software, databases, power outages, hardware failures, telecommunication failures, user errors, natural disasters, terrorist attacks or other catastrophic events. If any of our significant information technology systems suffer severe damage, disruption or shutdown, and our disaster recovery and business continuity plans do not effectively resolve the issues in a timely manner, our product and services sales, financial condition and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results, or our operations may be disrupted, exposing us to performance failures with customers. In addition, cybersecurity threats, such as computer viruses, attacks by computer hackers or other cybersecurity threats pose a risk to the security of our systems and networks and the confidentiality, availability, and integrity of our data.

In addition, through potential acquisitions we are currently seeking, we intend to offer certain services and products that are digitally enabled or that connect to and are part of the IoT network and will be used by third parties for operational purposes or to collect data, which may be vulnerable to attack. Our blockchain, which we intend to utilize in our services, may also be vulnerable to attack. See the risk factors under the sub-heading “Risks Related to Blockchain” for more information on such risks with respect to our blockchain. Cybersecurity attacks may target web interfaces, hardware, software and information installed, stored or transmitted by our products after they have been purchased and incorporated into third parties’ products, facilities or infrastructure. While we will attempt to provide security measures, blockchain-based or otherwise, to safeguard our products and services from cyber threats, the potential for an attack remains. A successful attack may result in the misappropriation, destruction, unauthorized access to or disclosure of third parties’ confidential information, damage or disruption to third parties’ operations, potentially with personal health and safety risks, recall of our products or increased costs for security and remediation, as well as damage to our brand reputation.

There can be no assurance that our security controls and safeguard measures taken to improve our cybersecurity protection will be sufficient to mitigate all potential risks to our systems, networks and data. Potential consequences of a cybersecurity attack include disruption to systems, corruption of data, unauthorized release of confidential or otherwise protected information, reputational damage, and litigation with third parties, any of which could have a material adverse effect on our business, financial condition, and results of operations. The amount of insurance coverage we maintain may be inadequate to cover claims or liabilities related to a cybersecurity attack.

Risks Related to Financing

Our results of operations may vary significantly from period to period, which could cause the trading price of our Common Stock to decline or fluctuate materially.

Our results of operations have varied significantly from period to period, and we expect that our results of operations, including, but not limited to our GAAP and non-GAAP measures, will continue to vary as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

●	our ability to attract new and retain existing customers or sell additional solutions to our existing customers;

●	our ability to successfully execute our business plan and necessary transition activities following the acquisition of Gray Matters;

●	changes in our mix of solutions, subscriptions and services sold, including changes in the average contract length for subscriptions and support;

●	the timing and success of new platform, subscription or service introductions by us or our competitors;

●	real or perceived reductions in the efficacy of our solutions by our customers or in the marketplace;

●	budgeting cycles, seasonal buying patterns and purchasing practices of customers;

●	the timing of new contracts for our solutions and length of our sales cycles;

●	changes in customer, distributor or reseller requirements or market needs;

●	changes in the growth rate of the digital logistics or IT security market;

●

any change in the competitive landscape of the digital logistics or IT security market, including consolidation among our customers or competitors and strategic partnerships entered into by and between our competitors;

●	deferral of orders from customers in anticipation of new products or product enhancements announced by us or our competitors;

●	our ability to successfully and continuously expand our business domestically and internationally;

●	reductions in customer retention rates for our subscriptions and support;

●	decisions by organizations to purchase digital logistics or IT security solutions from larger, more established security vendors or from their primary IT equipment vendors or IT service providers;

●	changes in our pricing policies or those of our competitors;

●	the timing and costs related to the development or acquisition of technologies or businesses or strategic partnerships;

●	the lack of synergy or the inability to realize expected synergies, resulting from acquisitions or strategic partnerships;

●	our inability to execute, complete or integrate efficiently any acquisition that we may undertake;

●	increased expenses, unforeseen liabilities, or write-downs and any impact on our operating results from any acquisitions we consummate, including of Gray Matters;

●	insolvency or credit difficulties confronting our customers, affecting their ability to purchase or pay for our solutions, subscriptions and services;

●	the cost and potential outcomes of future litigation;

●	the departure of key employees;

●	seasonality or cyclical fluctuations in our business;

●	political, economic and social instability, including with respect to the conflict in Ukraine;

●	public health crises, such as the COVID-19 pandemic, and related measures to protect the public health;

●	future accounting pronouncements or changes in our accounting policies or practices;

●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure; and

●	the amount and timing of costs related to any cost reduction initiatives and the impact of such initiatives.

Any of the above factors, individually or in the aggregate, may result in significant fluctuations in our financial and other operating results from period to period. As a result of this variability, our historical results of operations should not be relied upon as an indication of future performance. Moreover, this variability and unpredictability could result in our failure to meet our operating plan or the expectations of investors or analysts for any period. If we fail to meet such expectations for these or other reasons, the market price of our Common Stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

USE OF PROCEEDS

This prospectus relates to the offer and resale of up to 4,500,000 shares of Common Stock by the Selling Stockholder, which consist of shares of Common Stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the Commencement Date, pursuant to the Purchase Agreement, in which the Selling Stockholder has committed, subject to satisfaction of specified conditions, to purchase from us, at our direction, up to $15,000,000 of our Common Stock, subject to limitations specified in the Purchase Agreement.

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, we may receive up to $15,000,000 in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the Commencement Date, pursuant to the Purchase Agreement.

We intend that any funds we receive from our sale of shares to the Selling Stockholder under the Purchase Agreement will be used for general corporate purposes. We will have broad discretion in the way that we use these proceeds.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

THE COMMITTED EQUITY FINANCING

The following description of the offering is a summary of certain material attributes and characteristics, which does not purport to be complete in every detail and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement. The following summary uses words and terms which are defined in the Purchase Agreement and the Registration Rights Agreement. For full particulars of the terms of the offering, reference is made to the Purchase Agreement and Registration Rights Agreement.

Pursuant to the Purchase Agreement, subject to satisfaction of specified conditions in the Purchase Agreement on the Commencement Date, we will have the right to sell to the Selling Stockholder up to $15,000,000 of shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 4,500,000 shares of Common Stock that we may issue and elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date under the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to the Selling Stockholder under the Purchase Agreement until the Commencement Date, which is the date on which all of the initial conditions to the Selling Stockholder’s purchase obligations set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus be declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement Date, subject to the continued satisfaction of conditions set forth in the Purchase Agreement to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement, subject to certain additional limitations set forth in the Purchase Agreement.

From and after Commencement, the Company will control the timing and amount of any sales of Common Stock to the Selling Stockholder. Actual sales of shares of our Common Stock to the Selling Stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our business and operations.

Under the applicable Nasdaq rules, in no event may we issue to the Selling Stockholder under the Purchase Agreement more than the Exchange Cap of 3,477,599 shares of Common Stock, which number of shares is equal to 19.99% of the total number of shares of our Common Stock that were issued and outstanding immediately prior to the execution of the Purchase Agreement and subject to certain adjustments set forth in the Purchase Agreement, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Notwithstanding the above, the Exchange Cap shall not be applicable solely to the extent that (and only for so long as) the Average Price (as such term is defined in the Purchase Agreement) shall equal or exceed $1.2175 (the “Base Price”), representing a price per share equal to the sum of (i) the lower of (x) the Nasdaq official closing price of our Common Stock on The Nasdaq Capital Market on the date of the Purchase Agreement and (y) the average Nasdaq official closing price of the Common Stock on The Nasdaq Capital Market for the five consecutive trading days ending on the date of the Purchase Agreement, and (ii) $0.0175 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of the Purchase Agreement).  Moreover, we may not issue or sell any shares of Common Stock to the Selling Stockholder under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning any shares of Common Stock in excess of the Beneficial Ownership Cap.

In consideration of the Company’s execution and delivery of the Purchase Agreement, on the trading day immediately following the closing date of the Purchase Agreement, the Company will issue to the Selling Stockholder 89,835 shares of Common Stock (the “Initial Commitment Shares”). The Initial Commitment Shares will be fully earned as of the closing date of the Purchase Agreement and are included on this registration statement.

Neither we nor the Selling Stockholder may assign or transfer any of our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Purchases of Common Stock Under the Purchase Agreement

VWAP Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement Date, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement by delivering written notice to the Selling Stockholder between 6:00 a.m. and 9:00 a.m., Eastern time, or a VWAP Purchase Notice, on any trading day, so long as:

●

the closing sale price of our Common Stock on the trading day immediately prior to the applicable Purchase Date is not less than $0.50 (the “Threshold Price”) (subject to adjustment as set forth in the Purchase Agreement); and

●

all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases by the Selling Stockholder under the Purchase Agreement have been received by the Selling Stockholder prior to the time such VWAP Purchase Notice is delivered by us to the Selling Stockholder.

The maximum number of shares of Common Stock that the Selling Stockholder is required to purchase in any single VWAP Purchase under the Purchase Agreement is equal to the lesser of (i) one million and (ii) and 20% of the total aggregate number of shares of our Common Stock traded on The Nasdaq Capital Market during the applicable VWAP Purchase Period (as defined below).

The per share purchase price for the shares of Common Stock that we may elect to sell to the Selling Stockholder in a VWAP Purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the VWAP of our Common Stock, during the full (or “regular”) trading session on The Nasdaq Capital Market on the applicable Purchase Date, calculated in accordance with the Purchase Agreement, or, if either (i) the total aggregate volume of shares of our Common Stock traded on The Nasdaq Capital Market reaches a certain threshold amount (calculated in accordance with the Purchase Agreement) prior to the official close of the regular trading session on The Nasdaq Capital Market on such Purchase Date (the “Purchase Volume Maximum”), or (ii) the trading price of a share of our Common Stock on The Nasdaq Capital Market falls below the applicable dollar amount specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum sale price threshold (provided, however, that if the Company has not specified any such dollar amount, then such amount shall be 90% of the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date for such VWAP Purchase) (the “VWAP Purchase Minimum Price Threshold”), then the VWAP will be calculated only for the period beginning at the official open (or “commencement”) of the regular trading session and ending at the earlier of (x) such time that the total aggregate volume of shares of our Common Stock traded on The Nasdaq Capital Market reaches the Purchase Volume Maximum for such Purchase and (y) such time that the trading price of a share of our Common Stock on The Nasdaq Capital Market falls below the VWAP Purchase Minimum Price Threshold (as applicable) (such period for each Purchase, the “VWAP Purchase Period”), less a fixed 5% discount.

Intraday VWAP Purchases

In addition to the VWAP Purchases described above, if either (i) we do not timely effect a VWAP Purchase at the commencement of trading on a trading day that we otherwise could have selected as a Purchase Date for a VWAP Purchase pursuant to the Purchase Agreement or (ii) we timely effect a VWAP Purchase on a Purchase Date, and the VWAP Purchase Period for such VWAP Purchase ends prior to 3:00 p.m., Eastern time, on such Purchase Date, then, in either case, we shall also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct the Selling Stockholder to purchase, on such trading day (which may be the same Purchase Date, as a VWAP Purchase we elect to effect at the commencement of trading on such Purchase Date), a specified amount of Common Stock, not to exceed the applicable Maximum Purchase Amount for such purchase (subject to certain additional limitations set forth in the Purchase Agreement) (each, an “Intraday VWAP Purchase”), by the delivery to the Selling Stockholder of an irrevocable written purchase notice, after 10:00 a.m., Eastern time (and after the VWAP Purchase Period(s) for any prior VWAP Purchase and/or prior Intraday VWAP Purchase(s) effected on the same Purchase Date (if any) have ended), and prior to 3:00 p.m., Eastern time, on such Purchase Date (each, an “Intraday VWAP Purchase Notice”), so long as, (i) the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases by the Selling Stockholder under the Purchase Agreement have been received by the Selling Stockholder prior to the time such Intraday VWAP Purchase Notice is delivered by us to the Selling Stockholder.

The maximum number of shares of Common Stock that the Selling Stockholder is required to purchase in any single Intraday VWAP Purchase under the Purchase Agreement is equal to the lesser of (i) one million minus the number of shares that the Selling Stockholder is required to purchase pursuant to a VWAP Purchase on that Purchase Date and (ii) and 20% of the total aggregate number of shares of our Common Stock traded on The Nasdaq Capital Market during the applicable Intraday VWAP Purchase Period.

The per share purchase price for the shares of Common Stock that we elect to sell to the Selling Stockholder in an Intraday VWAP Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a VWAP Purchase, provided that the VWAP for such Intraday VWAP Purchase will be measured during the Intraday VWAP Purchase Period for each such Intraday VWAP Purchase, or the portion of the normal trading hours on The Nasdaq Capital Market on the applicable Purchase Date that will begin after the latest of (i) the time that the applicable Intraday VWAP Purchase Notice is timely received by the Selling Stockholder, (ii) the time that the VWAP Purchase Period for any prior regular VWAP Purchase effected on the same Purchase Date (if any) has ended and (iii) the time that the Intraday VWAP Purchase Period (as defined below) for the most recent prior Intraday VWAP Purchase effected on the same Purchase Date (if any) has ended, and ending at the earlier of (x) the official close of the regular trading session on The Nasdaq Capital Market on such Purchase Date (y) such time that the total aggregate volume of shares of our Common Stock traded on Nasdaq reaches a certain threshold amount (calculated in accordance with the Purchase Agreement) prior to the official close of the regular trading session on The Nasdaq Capital Market on such Purchase Date and (z) such time that the trading price of a share of our Common Stock on The Nasdaq Capital Market falls below the applicable dollar amount specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum sale price threshold (provided, however, that if the Company has not specified any such dollar amount, then such amount shall be 90% of the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date for such Intraday VWAP Purchase) (such period for each Intraday VWAP Purchase, the “Intraday VWAP Purchase Period”), less a fixed 5% discount.

We may, in our sole discretion, submit multiple Intraday VWAP Purchase Notices on the same Purchase Date, whether or not we have timely effected a VWAP Purchase earlier on such Purchase Date, provided such Intraday VWAP Purchase Notice is received by the Selling Stockholder prior to 3:00 p.m., Eastern time, on such Purchase Date, and that the VWAP Purchase Period for an earlier VWAP Purchase (if any) and the Intraday VWAP Purchase Period(s) for each prior Intraday VWAP Purchase (if any) have each ended prior to 3:00 p.m., Eastern time, on such Purchase Date (and provided all shares of Common Stock subject to all prior VWAP Purchases and Intraday VWAP Purchases effected by us under the Purchase Agreement theretofore required to have been received by the Selling Stockholder electronically on the applicable settlement date therefor have been so received by the Selling Stockholder in accordance with the Purchase Agreement).

Additional VWAP Purchases

In addition to the VWAP Purchases and Intraday VWAP Purchases described above, we may direct the Selling Stockholder to purchase no more than 1,500,000 shares or $2,000,000 of our Common Stock outside of the volume limitations described above (the “Additional VWAP Purchase”) based on the simple average of the daily VWAP over the 20 trading days following such direction by the Company (the “Additional VWAP Purchase Period”), provided that such $2,000,000 limit may be exceeded during any Additional VWAP Purchase Period. Such Additional VWAP Purchases may occur in three separate increments of no more than 500,000 shares of Common Stock each, with at least five trading days separating each Additional VWAP Purchase Period. As consideration for each Additional VWAP Purchases, the Company will direct its transfer agent to issue to the Selling Stockholder shares of our Common Stock having an aggregate dollar value equal to 0.167% of $15,000,000 for each Additional VWAP Purchase, or equal to 0.5% of $15,000,000 in the aggregate (the “Additional VWAP Commitment Shares”). The Additional VWAP Commitment Shares will be fully earned as of the date they are issued and are included on this registration statement.

In the case of any VWAP Purchases, Intraday VWAP Purchases, and Additional VWAP Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the trading days used to compute the purchase price.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a VWAP Purchase, any Intraday VWAP Purchases (as applicable), or any Additional VWAP Purchases (as applicable), the Selling Stockholder will provide us with a written confirmation for such VWAP Purchase, Intraday VWAP Purchase, and Additional VWAP Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by the Selling Stockholder for the shares of Common Stock purchased by the Selling Stockholder in such VWAP Purchase, Intraday VWAP Purchase, and Additional VWAP Purchase, as applicable.

In addition to the issuance of the Initial Commitment Shares and the Additional VWAP Commitment Shares, on the earlier of (i) the trading day on which the Company has received from the Selling Stockholder total aggregate proceeds equal to $500,000 as payment for all VWAP Purchase share amounts and Intraday VWAP Purchase share amounts purchased by the Selling Stockholder in all VWAP Purchases, Additional VWAP Purchases and Intraday VWAP Purchases, and (ii) 90 days from the date of the Purchase Agreement, the Company will issue to the Selling Stockholder up to 29,945 shares of Common Stock (the “Additional Commitment Shares”). The Additional Commitment Shares will be fully earned as of the date they are issued and are included on this registration statement. The total amount of compensation to be received by the Selling Stockholder in connection with the offering will not exceed 8.0% of B. Riley Principal Capital's $15,000,000 total dollar amount purchase commitment under the Purchase Agreement.

Conditions Precedent to Commencement and Each VWAP Purchase

The Selling Stockholder’s obligation to accept VWAP Purchase Notices, Intraday VWAP Purchase Notices and Additional VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in VWAP Purchases, Intraday VWAP Purchases, and Additional VWAP Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “VWAP Purchase Commencement Time,” “Intraday VWAP Purchase Commencement Time” or “Additional VWAP Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable Purchase Date for each VWAP Purchase, Intraday VWAP Purchase, or Additional VWAP Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Stockholder’s control, which conditions include, but are not limited to, the following:

●	the accuracy in all material respects of the representations and warranties of the Company;

●	the Company having performed, satisfied and complied in all material respects with all applicable covenants, agreements and conditions;

●

the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC) having been declared effective by the SEC, and the Selling Stockholder being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

●

there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements, in the light of the circumstances under which they were made) not misleading;

●

all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

●

trading in the Common Stock shall not have been suspended by the SEC or The Nasdaq Capital Market (or, if the Common Stock is then listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement, trading in the Common Stock shall not have been suspended by such Eligible Market), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on The Nasdaq Capital Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

●	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing; and

●

the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 24-month anniversary of Commencement Date;

●	the date on which the Selling Stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $15,000,000;

●	the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market; and

●

the 30th trading day following the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, or the date on which a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

The Selling Stockholder also has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

●	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our Company;

●

if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

●

the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the Selling Stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of the Selling Stockholder; or

●

trading in the Common Stock on Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten trading days’ prior written notice to the Selling Stockholder. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent. No termination of the Purchase Agreement by us or by the Selling Stockholder will become effective prior to the second trading day immediately following the date on which any pending VWAP Purchase and any pending Intraday VWAP Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending VWAP Purchase and any pending Intraday VWAP Purchase, and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending VWAP Purchase and any pending Intraday VWAP Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of its sole member, any of its or its sole member’s respective officers, or any entity managed or controlled by it or its sole member, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, or our entry into any agreement for an “equity line of credit” (other than with the Selling Stockholder) whereby we may sell Common Stock at a future-determined price.

Effect of Sales of Our Common Stock Under the Purchase Agreement on Our Stockholders

All shares of Common Stock that may be issued or sold by us to the Selling Stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement. See “Risk Factors—Risks related to the Offering.”

If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable VWAP Purchase Period for each VWAP Purchase and during the applicable Intraday VWAP Purchase Period for each Intraday VWAP Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of July 7, 2022, there were 17,396,697 shares of Common Stock outstanding, of which 15,518,592 shares of Common Stock were held by non-affiliates of the Company. Although the Purchase Agreement provides that we may sell up to an aggregate of $15,000,000 of shares of our Common Stock to the Selling Stockholder, only 4,500,000 shares of our Common Stock are being registered for resale under the registration statement that includes this prospectus. If all of the 4,500,000 shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of July 7, 2022, such shares would represent approximately 20.6% of the total number of outstanding shares of our Common Stock, and approximately 22.5% of the total number of outstanding shares of Common Stock held by non-affiliates, in each case as of July 7, 2022.

If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $15,000,000 under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than the Exchange Cap, we must (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

The issuance of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth information assuming we sell to the Selling Stockholder under the Purchase Agreement the maximum number of shares offered by this prospectus at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares of Common Stock After Giving Effect to the Issuance to the Selling Stockholder (2)	Purchase Prices for the Shares to the Selling Stockholder Under the Purchase Agreement (3)
$0.75		3,477,599	19.99%	$2,477,789
$1.00		3,477,599	19.99%	$3,303,719
$1.20	(4)	3,477,599	19.99%	$3,964,463
$1.22	(5)	4,500,000	20.6%	$5,215,500
$2.00		4,500,000	20.6%	$8,550,000
$3.51		4,500,000	20.6%	$15,000,000

(1)

The number of shares of Common Stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Stockholder under the Purchase Agreement, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Stockholder under this prospectus, without regard for the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance. Pursuant to Nasdaq Rule 5635(d), stockholder approval is required if 20% or more of the outstanding shares of Common Stock are issued and purchased at a purchase price per share that is less than the shares’ market value, which would occur if the average purchase price per share was less than the Base Price of $1.2175, which explains the difference in share amounts in this column.

(2)

The denominator is based on 17,396,697 shares of Common Stock outstanding as of July 7, 2022, adjusted to include the issuance of the number of shares set forth in the second column. The numerator is based on the number of shares of Common Stock set forth in the second column.

(3)

Purchase prices represent the aggregate purchase prices deemed to be received from the sale of all of the indicated maximum numbers of shares to be sold multiplied by the applicable assumed average purchase price per share of Common Stock, less a fixed 5% discount.

(4)	The closing sale price of Common Stock on The Nasdaq Capital Market on July 7, 2022

(5)	The Base Price, rounded to the nearest cent.

DILUTION

If you purchase shares in this offering your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the adjusted net tangible book value per share of our Common Stock immediately following this offering.

Net tangible book value per share is determined by dividing our total tangible assets less total tangible liabilities (excluding goodwill and other intangibles) by the number of shares of Common Stock outstanding as of the measurement date. Our net tangible book value as of March 31, 2022 was $417,496, and the number of issued and outstanding shares of Common Stock as of July 7, 2022 was 17,396,697. Using our tangible book value as of March 31, 2022 and the number of issued and outstanding shares of Common Stock as of July 7, 2022, our net tangible book value per share would be $0.024.

Dilution per share to new investors represents the difference between the public offering price per share paid by investors in this offering and the adjusted net tangible book value per share of Common Stock immediately after giving effect to this offering. Our adjusted net tangible book value is our net tangible book value after giving further effect to the sale of 4,500,000 shares of our Common Stock in this offering by the Selling Stockholder at the assumed public offering price of $1.20 per share, which is the closing price of the Company’s Common Stock on July 7, 2022, as reported by the Nasdaq, and after deducting estimated offering expenses payable by us.

The following table illustrates this per share dilution to investors participating in this offering:

Assumed public offering price per share	$1.200
Net tangible book value per share as of March 31, 2022 (using the outstanding share count as of July 7, 2022), before giving effect to the offering	$0.024
Increase in net tangible book value per share from new investors participating in this offering	$0.242
Adjusted net tangible book value per share as of March 31, 2022 (using the outstanding share count as of July 7, 2022), after giving effect to the offering	$0.266
Dilution in net tangible book value per share to investors participating in this offering	$0.958

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. The lower our stock price is at the time we exercise our put right under the Purchase Agreement, the more shares of our Common Stock we will have to issue to the Selling Stockholder to draw down pursuant to the Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders will experience further dilution.

MARKET PRICE OF OUR COMMON STOCK AND DIVIDENDS

Market Price of Our Common Stock

Our Common Stock is listed on Nasdaq under the symbol “WAVD.”

On July 7, 2022, the closing price of our Common Stock was $1.20. As of July 7, 2022, there were 17,396,697 shares of our Common Stock outstanding, held of record by 206 holders. The number of record holders of our Common Stock does not include the DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have not declared or paid any dividends on our Common Stock to date. We do not currently intend to pay any dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, prospects and other factors that our board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

See Item 12 in the Company’s Annual Report on Form 10-K/A for information on the Company’s equity compensation plan.

BUSINESS

You should read the following description of our business with the section titled “Business” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other subsequent filings made with the SEC, which are incorporated by reference into this prospectus, to the extent not otherwise updated by the discussion below.

Our Strategy

Our strategy is to grow our business organically as well as through acquisitions.

Through the acquisitions of Tellenger and Gray Matters in 2021, we began to reposition our legacy professional services business by allocating resources away from third-party product reselling and toward professional services, which management viewed as higher margin, including within the SCM sector. In assessing the Company’s repositioning, management observed cybersecurity practices as evolving toward a zero trust approach, the integration of blockchain as enhancing SCM, and the proliferation of Internet of Things (“IoT”) devices that were taking organizational networks to the edge. Additionally, we have been seeking to purchase other technology companies whose businesses complement the Company’s existing business and whose personnel would better enable us to compete for engagements in our focus areas.

To grow organically, we have hired and plan to continue to hire, business development personnel and intend to become more proactive in bidding as a prime contractor on government proposals and in expanding our outreach to larger prime contractors for subcontract and teaming opportunities.

In November 2021, we upgraded our listing from the OTCQB to the Nasdaq Capital Market.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by B. Riley Principal Capital II of up to 4,500,000 shares of our Common Stock that have been and may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on July 8, 2022 in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years. As used in this section, the term “Selling Stockholder” means B. Riley Principal Capital II, LLC.

The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of July 8, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 17,396,697 shares of our Common Stock outstanding on July 7, 2022. Because the purchase price to be paid by the Selling Stockholder for shares of our Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
Name of Selling Stockholder
	Number(1)	Percent(2)		Number(3)	Percent(2)
B. Riley Principal Capital II, LLC(4)	89,835	*	4,500,000	0	--

* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	Represents the 89,835 shares of common stock we issued to B. Riley Principal Capital II on July 8, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of our Common Stock that B. Riley Principal Capital II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of common stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to B. Riley Principal Capital II to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of our Common Stock are made by us to B. Riley Principal Capital II at a price equal to or greater than $1.2175 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 17,396,697 shares of our Common Stock outstanding as of July 7, 2022.

(3)	Assumes the sale of all shares of our Common Stock being offered pursuant to this prospectus.

(4)	The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. The sole member of BRPC II is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). An Investment Committee of BRPC II (the “BRPC II Investment Committee”), which is composed of three members appointed by BRPI, has sole voting power and sole investment power over securities beneficially owned, directly, by BRPC II. All decisions with respect to the voting and disposition of securities beneficially owned, directly, by BRPC II are made exclusively by majority vote of the BRPC II Investment Committee, each member of the BRPC II Investment Committee having one vote, and no single member of the BRPC II Investment Committee has any ability to make any such decisions unilaterally or any veto power with respect to decisions that are made by the vote of a majority of the members of the BRPC II Investment Committee. The sole voting and investment powers of the BRPC II Investment Committee over securities beneficially owned, directly, by BRPC II are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from BRPC II. We have been advised that neither BRPI nor BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRPI and BRPC II is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and certain officers of BRPC II and certain of the BRPC II Investment Committee members are associated persons of BRS. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the Selling Stockholder, B. Riley Principal Capital II, LLC.  The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley Principal Capital II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined by FINRA participate in the preparation of the registration statement and exercise the usual standard of “due diligence” with respect to such document. We have engaged Northland Securities, Inc. to be the qualified independent underwriter and participate in the preparation of the registration statement and exercise the usual standards of “due diligence” in respect thereto. B. Riley Principal Capital II  has agreed to pay a fee of $50,000 upon the effectiveness of this registration statement of which this prospectus forms a part in consideration for its services and expenses as the qualified independent underwriter. Northland Securities, Inc. will receive no other compensation.  Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions.  Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have agreed to issue to B. Riley Principal Capital II 89,835 shares of our Common Stock as Initial Commitment Shares, which Initial Commitment Shares have a total aggregate value equal to 0.75% of B. Riley Principal Capital’s $15,000,000 total dollar amount purchase commitment under the Purchase Agreement (assuming a purchase price of $1.2523 per Commitment Share, representing the arithmetic average of the volume weighted average price per share of the five-consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement), upon execution of the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, the 89,835 Initial Commitment Shares are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.  In addition to the issuance of the Initial Commitment Shares, on the earlier of (i) the trading day on which the Company has received from the Selling Stockholder total aggregate proceeds equal to $500,000 as payment for all VWAP Purchase share amounts and Intraday VWAP Purchase share amounts purchased by the Selling Stockholder in all VWAP Purchases, Additional VWAP Purchases and Intraday VWAP Purchases, and (ii) 90 days from the date of the Purchase Agreement, the Company will issue to the Selling Stockholder up to 29,945 shares of Common Stock (the “Additional Commitment Shares”). The total amount of compensation to be received by the Selling Stockholder in connection with the offering will not exceed 8.0% of B. Riley Principal Capital's $15,000,000 total dollar amount purchase commitment under the Purchase Agreement. The Additional Commitment Shares have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Selling Stockholder will not sell, transfer, assign, pledge, or hypothecate the Additional Commitment Shares, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Additional Commitment Shares for a period of 180 days from the date of the commencement of sales of this offering. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $194,500.

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock.  B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “WAVD”.

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the Commitment Shares we have agreed to issue to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase shares of our Common Stock from us under the Purchase Agreement, the 5.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley Principal Capital II for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement, and our payment of $125,000 to B. Riley Principal Capital II legal fees in connection with the preparation, negotiation, execution and delivery of the transaction documents and legal due diligence of the Company.

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon the validity of the Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 incorporated by reference herein have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at +1 (800) 732-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We also make these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of the offering under this registration statement:

●	our Current Report on Form 8-K/A filed on February 23, 2022, and our Current Reports on Form 8-K filed on March 24, 2022, April 18, 2022, April 25, 2022, May 23, 2022, June 10, 2022; and July 11, 2022

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on May 16, 2022;

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on April 12, 2022, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed on May 2, 2022; and

●

the description of our Common Stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, together with any amendments or reports filed for the purpose of updating such description.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

WaveDancer, Inc.

12015 Lee Jackson Memorial Highway Ste 210
Fairfax, Virginia 22033

Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Reports, are also available on our website at www.wavedancer.com. Information contained on our website or that can be access through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.

WaveDancer, Inc.

4,500,000 Shares of Common Stock

PROSPECTUS

, 2022

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the Common Stock being registered for resale hereunder. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be paid
SEC Registration Fee	$526
Accounting fees and expenses	6,500
Legal fees and expenses	185,000
Miscellaneous fees and expenses	2,500
Total	$194,526

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On March 29 through March 31, 2021, the Company sold 330,666 shares of its Common Stock at a price of $1.50 per share, for total proceeds of $495,999, to members of the Company’s board of directors and certain accredited immediate family members . The Company relied upon Rule 506(c) of Regulation D in issuing these shares. No commissions were payable in connection with this offering.

On April 7, 2021, the Company issued 68,264 shares of its Common Stock at a price of $2.9298 per share, for total proceeds of $200,000, to the sellers, David and Heather Tortorelli, as partial consideration of the payment of the purchase price for the acquisition of Tellenger. The company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On August 26, 2021, the Company sold 1,400,000 shares of its Common Stock at a price of $2.00 per share, for total proceeds of $2,800,000, to members of the Company’s board of directors and certain accredited investors. The Company relied upon Rule 506(b) of Regulation D in issuing these shares. No commissions were payable in connection with this offering. For each share purchased, purchasers were issued a warrant granting the right to purchase an additional share of common stock at a price of $3.00 per share, with the warrants expiring on August 31, 2026. 1,400,000 shares of common stock issuable upon exercise of warrants in connection with the offering have been reserved for issuance.

On December 10, 2021, the Company sold 3,289,526 units for total proceeds of $10,000,000, resulting in the issuance of 3,289,526 shares of common stock and 657,933 Series A warrants exercisable for a like number of shares of common stock. The warrants are exercisable at a price of $4.50 per share, with the warrants exercisable from January 1, 2023, through December 31, 2026. If the shares underlying the warrants are not registered when the warrants become exercisable, the warrants can be exercised on a cashless basis. The warrants are subject to redemption at a price of $0.001 per warrant, if commencing January 1, 2024, the volume weighted average price per share for 10 consecutive trading days equals or exceeds $12.50. The company reserves the right to require the warrants to be exercised on a cashless basis following any notice of redemption. No placement fees or commissions were paid in connection with the offering.  The Company relied upon Rule 506(b) of Regulation D in issuing these shares and warrants. 657,933 shares of common stock issuable upon exercise of warrants in connection with the offering have been reserved for issuance.

On December 10, 2021, the Company issued 436,481 shares of its common stock at a price of $3.4366 for total proceeds of $1,500,000 as partial consideration of the payment of the purchase price for the acquisition of the shares of Gray Matters, Inc. The Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Exhibit

2.1	Plan of Domestication (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 16, 2021)

2.2

Stock Purchase Agreement, dated April 7, 2021, among the Company, David and Heather Tortorelli and Tellenger, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 14, 2021)

2.3

Stock Purchase Agreement, dated November 12, 2021, among Jeffrey P. Gerald, Gray Matters, Inc. and the Company (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 16, 2021)

2.4

Stock and Warrant Purchase Agreement, dated as of March 18, 2022, by and among the Company, Knowmadics, Inc., the sellers party thereto, and Shareholder Representative Services LLC as Sellers’ Representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 24, 2022)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 16, 2021)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 16, 2021)

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on April 12, 2022)

5.1*	Opinion of Greenberg Traurig LLP, Tysons, Virginia

10.1+	Executive Employment Agreement, by and between the Company and G. James Benoit, Jr. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 30, 2021)

10.2+	Executive Employment Agreement, by and between the Company and Timothy G. Hannon (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 24, 2022)

10.3	Form of Warrant (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 30, 2021)

10.4

Commercial Line of Credit, dated April 16, 2021, by and between the Company, Tellenger, Inc. and Summit Community Bank (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on April 22, 2021)

10.5

Business Loan Agreement, dated April 16, 2021, by and between the Company, Tellenger, Inc. and Summit Community Bank (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 22, 2021)

10.6

Commercial Security Agreement, dated April 16, 2021, by and between the Company, Tellenger, Inc. and Summit Community Bank (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on April 22, 2021)

10.7+	2006 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s definitive proxy statement on Schedule 14A filed on April 19, 2006)

10.8+	2016 Stock Incentive Plan (incorporated by reference to Exhibit A of the Company’s definitive proxy statement filed on April 11, 2016)

10.9+	2021 Stock Incentive Plan (incorporated by reference to Appendix 4 of the Company’s definitive proxy statement filed on October 26, 2021)

10.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed on December 16, 2021)

10.11

Purchase Agreement, dated as of July 8, 2022, between WaveDancer, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 11, 2022)

10.12

Registration Rights Agreement, dated as of July 8, 2022, between WaveDancer, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 11, 2022)

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on April 12, 2022)

23.1*	Consent of Independent Registered Public Accounting Firm, CohnReznick LLP

24.1	Power of Attorney (included as part of the signature page)

107*	Filing Fee Table

+ Management contract, compensatory plan or arrangement.
* Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on August 8, 2022.

WaveDancer, Inc.

By:	/s/ G. James Benoit, Jr.
Name:	G. James Benoit, Jr.
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of G. James Benoit, Jr. and Timothy G. Hannon, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By: /s/ G. James Benoit, Jr. G. James Benoit, Jr.	Chief Executive Officer	August 8, 2022
By: /s/ Timothy G. Hannon Timothy G. Hannon	Chief Financial Officer	August 8, 2022
By: * Paul B. Becker	Director	August 8, 2022
By: * James C. DiPaula, Jr.	Director	August 8, 2022
By: * Mark T. Krial	Director	August 8, 2022
By: * Jack L. Johnson, Jr.	Director	August 8, 2022
By: * William Pickle	Director	August 8, 2022
By: * Linda Singh	Director	August 8, 2022
By: * Donald J. Tringali	Director	August 8, 2022
By: * Bonnie K. Wachtel	Director	August 8, 2022
*By: /s/ G. James Benoit, Jr. G. James Benoit, Jr., Attorney-in-Fact